Exhibit 5.1

November 10, 2022

To: MediWound Ltd.
42 Hayarkon Street
Yavne, 8122745
Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel for MediWound Ltd., an Israeli company (the “Company”), in connection with the registration statement on Form F-1 filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to the United States Securities Act of 1933, as amended (the “Securities Act ”) (the “Registration Statement”), which registers the resale, from time to time, of up to 28,153,058 ordinary shares, par value 0.01 New Israeli Shekels (“NIS”) per share (“ordinary shares”) of the Company held or beneficially owned by certain selling shareholders (the “Selling Shareholders”), consisting of the purchasers listed in Appendix A and who are identified in the prospectus that forms a part of the Registration Statement, in accordance with the “Plan of Distribution” described in the Registration Statement.

These 28,153,058 ordinary shares consist of: (i) 9,853,058 ordinary shares (“Pre- Funded Warrant Shares”) issued or issuable upon the exercise of pre-funded warrants (“Pre- Funded Warrants ”) that were issued pursuant to the securities purchase agreement, dated as of September 22, 2022, by and among the Company and the purchasers named therein (the “PIPE Securities Purchase Agreement”), (ii) 9,853,058 ordinary shares (“Series A Warrant Shares”) issued or issuable upon the exercise of series A warrants (“Series A Warrants”) that were issued pursuant to the PIPE Securities Purchase Agreement, (iii) 7,575,513 ordinary shares (“RD Series A Warrant Shares”) issued or issuable upon the exercise of the registered direct series A warrants (“RD Series A Warrants”) that were issued pursuant to the registered direct securities purchase agreement, dated as of September 22, 2022, by and among the Company and the purchasers named therein (“RD Securities Purchase Agreement,” and together with the PIPE Securities Purchase Agreement, the “Securities Purchase Agreements”), and (iv) 871,429 ordinary shares (“H.C. Warrant Shares,” and together with the Pre-Funded Warrant Shares, Series A Warrant Shares, RD Series A Warrant Shares, and H.C. Warrant Shares, collectively, the “Warrant Shares”)) issued or issuable upon the exercise of the warrants issued to H.C. Wainwright & Co. LLC in connection with its role as exclusive placement agent for the offerings pursuant to the Securities Purchase Agreements, as described in the Registration Statement (“H.C. Warrants”; and together with the Pre-Funded Warrants, Series A Warrants, RD Series A Warrants, and H.C. Warrants, collectively, the “Warrants”).

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) the forms of Warrants, appended as Exhibits 4.1, 4.2, 4.3 and 4.4 to the Report of Foreign Private Issuer on Form 6-K furnished by the Company to the SEC on September 26, 2022; (iii) a copy of the articles of association of the Company, as currently in effect (the “Articles”); (iv) the registration rights agreement, dated October 6, 2022, by and among the Company and each of the Selling Shareholders (or parties who assigned their rights to Selling Shareholders) (the “Registration Rights Agreement”); (v) the PIPE Securities Purchase Agreement; (vi) the RD Securities Purchase Agreement; (vii) minutes of meetings, or written resolutions adopted in lieu of meetings, of the audit committee, the Board and the shareholders of the Company, whereby the Company’s entry into the Securities Purchase Agreements and the Registration Rights Agreement with the Selling Shareholders (or parties who assigned their rights to Selling Shareholders), and the filing of the Registration Statement and all related actions to be taken in connection therewith, were approved; (viii) the Notice of Extraordinary General Meeting and Proxy Statement of the Company, each dated October 21, 2022, in respect of the upcoming extraordinary general meeting of the Company’s shareholders, scheduled to take place on November 28, 2022 (the “Extraordinary General Meeting”), furnished by the Company to the SEC as Exhibit 99.1 to its Report of Foreign Private Issuer on Form 6-K on October 21, 2022 (the “Notice and Proxy Statement”); (ix) the form of Fourth Amendment to the Articles attached as Appendix B to the Notice and Proxy Statement, which, if approved, by the Company’s shareholders, will increase the Company’s authorized share capital from NIS 500,000, divided into 50,000,000 ordinary shares, to NIS 900,000 divided into 90,000,000 ordinary shares (the “Articles Amendment”); and (x) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the audit committee, Board and shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that the Company’s shareholders will approve the Articles Amendment at the Extraordinary General Meeting

Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares have been duly authorized, and when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor pursuant to the terms of the Warrants, in accordance with and in the manner described therein and in the Registration Statement, will be validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Meitar Law Offices

Appendix A
Selling Shareholders

1. Deep Insight Limited Partnership
2. Israel Biotech Fund II, L.P.
3. New Era Capital Partners
4. Discount Capital Ltd
5. Armistice Capital Master Fund Ltd.
6. Altium Growth Fund, LP
7. Eric Shem-Tov
8. Rosalind Master Fund L.P.
9. DAFNA Lifesciences L.P.
10. Michael Vasinkevich
11. DAFNA Lifescience Select LP
12. Sphera Biotech Master Fund
13. Sphera Master Fund LP
14. Charles Worthman
15. Nachum (Homi) Shamir
16. Lincoln Park Capital Fund, LLC
17. Sphera Tech Master Fund
18. Ofer Gonen
19. Masterplan Hedge Fund, Limited Partnership
20. Intracoastal Capital, LLC
21. David Fox
22. Lior Tamar Investment Ltd.
23. Pareto Pharmaceutical Limited Partnership
24. L.R. Research & Development Ltd. (trust for the benefit of Prof. Lior Rosenberg)
25. Craig Schwabe
26. Boaz Gur-Lavie
27. Noam Rubinstein